Exhibit 99.1

CSX Announces Strong Third-Quarter Earnings

Surface Transportation Highlights:

•	Record third-quarter revenue and operating income

•	Volume growth of nearly two percent

Jacksonville, Florida (Oct. 17, 2006) – CSX Corporation [NYSE: CSX] today reported third quarter 2006 net earnings of $328 million, or 71 cents per share. Earnings in the quarter included a 17 cent per-share benefit from Hurricane Katrina insurance recoveries and the resolution of certain income tax matters. Excluding these items, earnings were 54 cents per share, up 50 percent from 36 cents per share reported in the same quarter of 2005. (See table below for reconciliation of all items to reported numbers.)

“Improved service, growing volumes and continued strong pricing drove our strong third quarter financial results,” said Michael Ward, chairman and CEO of CSX Corporation. “We continue to invest in strategic capacity and create opportunities for long-term growth.”

The company’s Surface Transportation businesses posted record third quarter revenues of $2.4 billion, a 14 percent increase from the third quarter last year. The increase was driven by improved pricing and volume growth. Yields increased 12 percent with improvements across all markets. Volumes grew nearly two percent, led by strength in agriculture, coal and intermodal volumes, which more than offset softness in phosphates and fertilizers, automotive and forest products.

These top-line improvements, combined with continued momentum in operations, generated record third quarter Surface Transportation operating income of $489 million, including the $15 million benefit from insurance recoveries. Excluding the insurance recoveries, operating income was $474 million, a 31 percent increase over the $361 million reported in the third quarter of 2005.

“We expect demand for rail and intermodal transportation services to remain strong,” said Ward. “With improved service on our extensive network, CSX is well positioned for the future.”

GAAP RECONCILIATION (Dollars in millions, except per share amounts)

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission may provide users of the financial information with additional meaningful comparisons to prior reported results.

	Third Quarter
	2006	2005
Surface Transportation Operating Income	$489	$361
Less Gain on Insurance Recoveries	(15)	-
Comparable Surface Transportation Operating Income	$474	$361

Earnings Per Share	$0.71	$0.36
Less Gain on Insurance Recoveries After Tax	(0.02)	-
Less Income Tax Benefits	(0.15)	-
Comparable Earnings Per Share	$0.54	$0.36

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Flash report available on the company’s Web site at www.csx.com and on Form 8-K with the Securities and Exchange Commission (SEC).

CSX executives will conduct a quarterly earnings conference call with the investment community on Oct. 18, 2006 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3 - or podcast - file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

###

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CONTACTS:

INVESTOR RELATIONS

David Baggs

904-359-4812

MEDIA

Garrick Francis

904-359-1708